UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 6, 2014

Nelnet, Inc.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street Suite 201 Lincoln, Nebraska	68,508
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 6, 2014, the Board of Directors of the Company approved an amendment, effective immediately, to Article III of the Bylaws of the Company to address recent changes to the Company’s officers, as previously reported on a Form 8-K dated November 13, 2013.  The Company's entire Seventh Amended and Restated Bylaws, which reflect the foregoing amendment, are filed as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 6, 2014, the Board of Directors of the Company approved a revised Nelnet Code of Conduct applicable to all Company employees, directors, officers, Board Members, vendors and business partners. The theme of the revised Nelnet Code of Conduct (“Code”) is “Doing Business the Right Way.”  The revised Code expands on an already existing discipline of following best practices and complying with industry laws and regulations, by adding principles that reflect the Company’s core values and its future vision.  The Company will post the revised Code on its website at www.nelnetinvestors.com in the near future. The new Code is filed as Exhibit 14.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed as part of this report:

Exhibit No.	Description
3.1	Seventh Amended and Restated Bylaws of Nelnet, Inc., as amended as of February 6, 2014.
14.1	Nelnet, Inc. Code of Conduct.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 10, 2014                    NELNET, INC.

By:    /s/ James D. Kruger_________
Name: James D. Kruger
Title: Chief Financial Officer